UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                     April 12, 2005

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                     (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Renewal of Banking Facilities

     On April 12, 2005, The Norinchukin Bank approved an extension of its credit agreement with The Talbots, Inc. to April 17, 2007. The facility provides for maximum available borrowing of $28,000,000.

     On April 17, 2005, Mizuho Corporate Bank, Ltd. approved an extension of its credit agreement with The Talbots, Inc. to April 17, 2007. The facility provides for maximum available borrowing of $18,000,000.

     The credit facilities can be extended annually upon mutual agreement. Interest terms on the unsecured revolving credit agreements are fixed, at the Company’s option, for periods of one, three, or six months.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

c.	Exhibits.

99.1	Acceptance of Extension of the Revolving Credit Agreement dated as of January 25, 1994 between The Talbots, Inc. and The Norinchukin Bank.

99.2	Amendment No. 2 to the Revolving Credit Agreement dated as of April 17, 2003 between The Talbots, Inc. and Mizuho Corporate Bank, Ltd.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Date April 18, 2005	By:	/s/ Carol Stone

	Name:	Carol Stone
	Title:	Vice President, Corporate Controller